Exhibit 99.6

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/AMAM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Ambrx Biopharma, Inc.

Extraordinary General Meeting of Shareholders

For Shareholders of record as of August 31, 2023

DATE:	Tuesday, October 10, 2023
TIME:	11:00 AM, Pacific Time
PLACE:	The Extraordinary General Meeting will be held through a live webcast at www.proxydocs.com/AMAM

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel J. O’Connor, Sonja Nelson, Jared Kelly or the Chairperson of the Extraordinary General Meeting (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the ordinary shares of Ambrx Biopharma Inc. (the “Company” or “Ambrx”) which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ambrx Biopharma, Inc.

Extraordinary General Meeting of Shareholders

Please make your marks like this:

FOR ON PROPOSALS 1, 2A-2F AND 3

	PROPOSAL		YOUR VOTE		MANAGEMENT RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve by special resolution and adopt the Agreement and Plan of Merger, dated as of September 11, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Ambrx, New Ambrx Biopharma Inc., a Delaware corporation and newly-formed direct wholly owned subsidiary of Ambrx (“NewCo”), and Ambrx Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of NewCo, and to authorize by special resolution the plan of merger to be registered with the Registrar of Companies of the Cayman Islands in respect of the merger (the “Cayman Plan of Merger”), by and between Ambrx and Merger Sub. The Merger Agreement and the Cayman Plan of Merger provide for, among other things, the merger of Merger Sub with and into Ambrx (the “Merger”), with Ambrx surviving the Merger as a direct wholly owned subsidiary of NewCo, and in connection therewith changing its name to “Ambrx Biopharma Cayman, Inc.”, in each case on the terms of and subject to the conditions of the Merger Agreement and the Cayman Plan of Merger. Your approval of the Merger Proposal will constitute your approval and adoption of the Merger Agreement, the Cayman Plan of Merger, the Merger and the Proposed Organizational Documents (as defined below).	☐	☐	☐	FOR

2.	On a non-binding advisory basis, to consider and vote upon the following separate proposals to approve the following differences between Ambrx’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Ambrx Governing Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of NewCo, which are being presented separately in accordance with Securities and Exchange Commission guidance to give holders of Ambrx Ordinary Shares (as defined below) and holders of American Depositary Shares the opportunity to present their separate views on important corporate governance provisions:

2A.	On a non-binding advisory basis, to authorize the difference in authorized share capital between (a) Ambrx, which consists of $105,000 divided into 1,050,000,000 shares comprising (i) 950,000,000 ordinary shares, par value $0.0001 per share (“Ambrx Ordinary Shares”), and (ii) 100,000,000 undesignated shares, par value $0.0001 per share, of such class or classes (however designated) as the board of directors of Ambrx (the “Ambrx Board”) may determine in accordance with Articles 8 and 9 of the Ambrx Governing Documents, and (b) NewCo, which consists of 251,000,000 shares of capital stock of NewCo, comprising (i) 250,000,000 shares of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of NewCo ;	☐	☐	☐	FOR

2B.	On a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation prohibiting cumulative voting rights for holders of NewCo Common Stock;	☐	☐	☐	FOR

2C.	On a non-binding advisory basis, to authorize provisions in the Proposed Certificate of Incorporation limiting personal liability of NewCo directors and officers for monetary damages for breach of fiduciary duty as a director or as an officer to the extent permissible under the Delaware General Corporate Law (“DGCL”);	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/AMAM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

Ambrx Biopharma, Inc.

Extraordinary General Meeting of Shareholders

Please make your marks like this:

FOR ON PROPOSALS 1, 2A-2F AND 3

	PROPOSAL		YOUR VOTE		MANAGEMENT RECOMMENDS

		FOR	AGAINST	ABSTAIN
2D.	On a non-binding advisory basis, to authorize provisions in the Proposed Bylaws that provide, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any NewCo stockholder to bring (i) any derivative action or proceeding brought on behalf of NewCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of NewCo to NewCo or NewCo stockholders, (iii) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo arising out of or relating to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against NewCo or any current or former director, officer, stockholder, employee or agent of NewCo governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Proposed Bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended;	☐	☐	☐	FOR

2E.	On a non-binding advisory basis, to adopt a staggered term for the board of directors of NewCo (“NewCo Board”). Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third the total number of the directors constituting the entire NewCo Board. The term of the initial Class I, II and III directors will terminate on the date of the 2026, 2024 and 2025 Annual Meeting of NewCo stockholders, respectively. At each succeeding annual meeting beginning in 2024, successors to the class of directors whose term expires at the annual meeting shall be elected for a three year term; and	☐	☐	☐	FOR

2F.	On a non-binding advisory basis, to adopt a threshold of holders of at least 80% of the shares of NewCo who are entitled to vote at an election of directors to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of (i) Paragraphs (c), (d), (e), or (f) of Article Fifth or any provision of Articles Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth of the Proposed Certificate of Incorporation and (ii) Sections 3, 4 or 5 of Article II or Sections 1, 2, 4, or 6 of Article III or any of the provisions of Article VIII, Article IX or Article X of the Proposed Bylaws.	☐	☐	☐	FOR

3.	To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, either (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting, to be effective as of the date of the Extraordinary General Meeting or (ii) the Ambrx Board determines before the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the other proposals.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/AMAM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date